Exhibit 99.1

PRESS RELEASE
Synthesis Energy Systems Announces Third Quarter 2010 Financial
Results
Conference call scheduled for 8:00 a.m. Eastern Today
HOUSTON, Texas, May 6, 2010 — Synthesis Energy Systems, Inc. (the “Company”) (NASDAQ: SYMX), a global energy and gasification technology company, today announced results for the quarter ended March 31, 2010.
“We are encouraged by the steady progress we are making in all areas of our business as we continue to meet milestones and execute on our strategy,” said Robert Rigdon, President and CEO of the Company.
“Since we launched our licensing business late last year, we have seen significant interest in our capability to efficiently and cost effectively gasify low rank coals as well as biomass, for conversion into fuels, chemicals and power,” Rigdon added.
Third Quarter Financial Results (Unaudited)
For the quarter ended March 31, 2010, the Company reported total revenue of $2.6 million. These results included revenue for product sales at the Hai Hua joint venture plant of $2.3 million, which is a decrease of $0.1 million from the prior quarter. Additionally, the Company reported other revenues of $0.3 million which was generated from feasibility studies and other technical services provided in association with technology licensing.
Cost of sales and plant operating expenses were $2.7 million for the quarter ended March 31, 2010, a slight increase of $0.1 million from the prior quarter. The increase was due to costs incurred in providing services associated with technology licensing.
General and administrative expenses were $3.4 million during the quarter ended March 31, 2010, an increase of $0.5 million from the prior quarter. The increase is a result of consulting and royalty costs related to the development of the Company’s global licensing business, as well as employee severance costs.
Project and technical development expenses were $0.3 million for the quarter ended March 31, 2010 and included advanced analytical flow modeling and other technical support for U-GAS® technology development.
Three Riverway, Suite 300 Houston, Texas 77056
Tel: (713) 579-0600 / Fax: (713) 579-0610

The Company’s operating loss for the quarter, which included $1.4 million of non-cash expenses, comprised of stock-based compensation expense and depreciation and amortization, was $5.2 million. This compares to an operating loss of $11.1 million for the quarter ended December 31, 2009 which included $7.7 million of non-cash expenses comprised of a $6.6 million impairment loss and other non-cash expenses.
At March 31, 2010, the Company had cash and cash equivalents of $45.8 million and working capital of $40.2 million.
Conference Call Information
Senior management will hold a conference call today at 8:00 a.m. Eastern Time to review the Company’s financial results for the quarter ended March 31, 2010 and provide an update on corporate developments.
To access the live webcast, please log onto the Company’s website at www.synthesisenergy.com. Alternatively, callers may participate in the conference call by dialing (612) 332-0923. An archived version of the webcast will be available on the website through June 6, 2010. A telephone replay of the conference call will be available approximately two hours after the completion of the call through Thursday, May 13, 2010. Callers can access the replay by dialing (320) 365-3844; the PIN access number is 155181
About Synthesis Energy Systems, Inc.
The Company is an energy and technology company that builds, owns and operates coal gasification plants in China that utilize its proprietary U-GAS® fluidized bed gasification technology to convert low rank coal and coal wastes into higher value energy products, such as transportation fuel and ammonia. The Company also licenses its U-GAS® technology for biomass and coal applications worldwide and provides related services and equipment. The U-GAS® technology, which SES licenses from the Gas Technology Institute, gasifies coal without many of the harmful emissions normally associated with coal combustion plants. The primary advantages of U-GAS® relative to other gasification technologies are (a) greater fuel flexibility provided by our ability to use all ranks of coal (including low rank, high ash and high moisture coals, which are significantly cheaper than higher grade coals), many coal waste products and biomass feed stocks; and (b) our ability to operate efficiently on a smaller scale, which enables us to construct plants more quickly, at a lower capital cost, and, in many cases, in closer proximity to coal sources. The Company currently has offices in Houston, Texas and Shanghai, China. For more information on SES, visit www.synthesisenergy.com or call (713) 579-0600
Three Riverway, Suite 300 Houston, Texas 77056
Tel: (713) 579-0600 / Fax: (713) 579-0610

Contact:
Synthesis Energy Systems, Inc.
Ann Tanabe
Vice President of Investor Relations
(713) 579-0600
Ann.tanabe@synthesisenergy.com
Forward Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the Company’s early stage of development, its estimate of the sufficiency of existing capital sources, its ability to successfully develop its licensing business, its ability to raise additional capital to fund cash requirements for future operations, its ability to reduce operating costs, the limited history and viability of its technology, the effect of the current international financial crisis on its business, commodity prices and the availability and terms of financing opportunities, its results of operations in foreign countries and its ability to diversify, its ability to maintain production from its first plant in the Hai Hua joint venture project, approvals and permits for its Yima project and other future projects, the estimated timetables for achieving mechanical completion and commencing commercial operations for the Yima project, and the sufficiency of internal controls and procedures. Although the Company believes that in making such forward-looking statements its expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. The Company cannot assure you that the assumptions upon which these statements are based will prove to have been correct.
Three Riverway, Suite 300 Houston, Texas 77056
Tel: (713) 579-0600 / Fax: (713) 579-0610

SYNTHESIS ENERGY SYSTEMS, INC.
(A Development Stage Enterprise)
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31,	June 30,
	2010	2009
ASSETS

Current assets:
Cash and cash equivalents	$45,849	$90,420
Accounts receivable	3,384	1,333
Prepaid expenses and other currents assets	561	689
Inventory	881	780

Total current assets	50,675	93,222
Construction-in-progress	568	6,078
Property, plant and equipment, net	36,248	37,713
Intangible asset, net	1,291	1,386
Investment in Yima joint venture	32,234	1,500
Other long-term assets	3,229	6,237

Total assets	$124,245	$146,136

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accrued expenses and accounts payable	$8,261	$8,828
Current portion of long-term bank loan	2,256	2,254

Total current liabilities	10,517	11,082
Long-term bank loan	6,709	8,958

Total liabilities	17,226	20,040

Stockholders’ Equity:
Common stock, $0.01 par value: 200,000 and 100,000 shares authorized: 48,232 and 48,118 shares issued and outstanding, respectively	482	481
Additional paid-in capital	198,181	196,441
Deficit accumulated during development stage	(93,581)	(74,701)
Accumulated other comprehensive income	1,613	1,598

Total stockholders’ equity	106,695	123,819
Noncontrolling interest	324	2,277

Total liabilities and stockholders’ equity, including noncontrolling interest	107,019	126,096

Total liabilities and stockholders’ equity	$124,245	$146,136

Three Riverway, Suite 300 Houston, Texas 77056
Tel: (713) 579-0600 / Fax: (713) 579-0610

SYNTHESIS ENERGY SYSTEMS, INC.
(A Development Stage Enterprise)
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2010	2009	2009
Revenue:
Product sales and other — related parties	$2,297	$2,461	$76
Technology licensing and related services	324	—	—
Other	—	146	250

Total revenue	2,621	2,607	326

Costs and Expenses:
Costs of sales and plant operating expenses	2,736	2,609	906
General and administrative expenses	3,401	2,921	3,841
Project and technical development expenses	286	535	251
Stock-based compensation expense	741	366	(1,798)
Asset impairment loss	—	6,575	—
Depreciation and amortization	666	720	685

Total costs and expenses	7,830	13,726	3,885

Operating loss	(5,209)	(11,119)	(3,559)

Non-operating (income) expense:
Equity in losses — Yima Joint Venture	4	50	—
Interest income	(38)	(13)	(195)
Interest expense	178	164	243

Net loss	(5,353)	(11,320)	(3,607)
Less: net loss (gain) attributable to noncontrolling interest	72	2,299	(8)

Net loss attributable to stockholders	$(5,281)	$(9,021)	$(3,615)

Net loss per share attributable to stockholders:
Basic and diluted	$(0.11)	$(0.19)	$(0.08)

Weighted average common shares outstanding:
Basic and diluted	48,198	48,183	48,011

Three Riverway, Suite 300 Houston, Texas 77056
Tel: (713) 579-0600 / Fax: (713) 579-0610

SYNTHESIS ENERGY SYSTEMS, INC.
(A Development Stage Enterprise)
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Nine Months Ended
	March 31,	March 31,
	2010	2009
Revenue:
Product sales and other — related parties	$6,993	$684
Technology licensing and related services	390	—
Other	146	250

Total revenue	7,529	934

Costs and Expenses:
Costs of sales and plant operating expenses	7,083	5,243
General and administrative expenses	9,404	13,142
Project and technical development expenses	1,840	2,193
Stock-based compensation expense	1,706	1,585
Asset impairment loss	6,575	—
Depreciation and amortization	2,107	2,187

Total costs and expenses	28,715	24,350

Operating loss	(21,186)	(23,416)

Non-operating (income) expense:
Equity in losses — Yima Joint Venture	54	—
Interest income	(90)	(1,658)
Interest expense	522	779

Net loss	(21,672)	(22,537)
Less: net loss attributable to noncontrolling interest	2,792	654

Net loss attributable to stockholders	$(18,880)	$(21,883)

Net loss per share attributable to stockholders:
Basic and diluted	$(0.39)	$(0.46)

Weighted average common shares outstanding:
Basic and diluted	48,228	48,011

Three Riverway, Suite 300 Houston, Texas 77056
Tel: (713) 579-0600 / Fax: (713) 579-0610